The portion of this Exhibit 10.17 marked “******” has been omitted and confidentially filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

CHARTER ASSIGNMENT AND SECURITY AGREEMENT

THIS CHARTER ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”) is executed as of February 22, 2012 by WATERMAN STEAMSHIP CORPORATION, a New York corporation, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 (“Debtor”), in favor of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (the “Trustee”) a national banking association organized under the laws of the United States of America, with offices at 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, not in its individual capacity, but solely as the Trustee of The Green Bay Vessel Trust (together with its affiliates, successors and assigns, “Secured Party”).

RECITALS

A.           Debtor and Secured Party have entered into a sale-leaseback transaction with respect to the M/V GREEN BAY, a 199.99 m, U.S.-flag, RO-RO, pure car/truck carrier, U.S. Official Number 1204654 (the “Vessel”), pursuant to the terms of that certain Bareboat Charter Agreement dated of even date herewith between Debtor, as “Charterer”, and Secured Party, as “Owner” (the “Bareboat Charter”).

B.           The Vessel is currently under time charter by Debtor to ******, a stock company organized under the laws of Japan (the “Time Charterer”) pursuant to that certain Time Charter dated June 24, 2010, a true and correct copy of which is attached hereto as Exhibit “A” (as such agreement may be amended, modified, renewed, extended, or supplemented from time to time, the “Time Charter”).

C.           Under the terms of the Bareboat Charter, Debtor has collaterally assigned to Secured Party and granted a security interest in favor of Secured Party in, among other Collateral, all existing and future charter, operating or management agreements entered into by Debtor covering the charter, lease, management, use or operation of the Vessel, and all charter hire, freights, subfreights, demurrage, salvage or requisition awards and recoveries, recoveries in general average, and other accounts and general intangibles related to such agreements or otherwise arising out of the management, use or operation of the Vessel, whether now owned or hereafter acquired by Debtor, in order to secure the prompt payment and performance of all obligations, liabilities and indebtedness of Debtor to Secured Party arising under or in connection with the Bareboat Charter and the Charter Documents related thereto.

D.           As a condition precedent to consummation of the sale-leaseback transaction, Debtor has agreed to enter into this Agreement for the purpose of further confirming the security interest in the Time Charter and related Collateral granted by Debtor in favor of Secured Party under the Bareboat Charter.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations contained herein, and intending to be legally bound, the parties do hereby agree as follows:

1.           Assignment and Grant of Security Interest.

As security for the prompt payment and performance of all obligations, liabilities and indebtedness of Debtor to Secured Party arising under or in connection with the Bareboat Charter and the Charter Documents related thereto (as such agreements may be extended, renewed, restated, amended or supplemented), of every nature and description, whether now existing or hereafter arising, due or to become due, including without limitation, and individually, collectively and interchangeably, (a) the payment of all charter hire, stipulated loss value payments, termination payments, liquidated damages, purchase option payments payable by Debtor under the Bareboat Charter, and (b) all additional fees, Attorneys’ Fees, late charges, premiums of insurance, taxes, assessments, expenses, costs, reimbursements, indemnities and other sums payable by Debtor under the Charter Documents, whether such obligations, liabilities and indebtedness are absolute or contingent, liquidated or unliquidated, owed individually or jointly, severally or jointly and severally with others, as a principal obligor or as a surety (all of the foregoing, hereinafter, collectively, the “Secured Obligations”), Debtor hereby sells, assigns, pledges, transfers and sets over unto Secured Party and hereby grants to Secured Party a security interest in and lien upon the following described personal property (whether now existing and owned by Debtor or hereafter arising or acquired by Debtor) and in the proceeds (including cash proceeds, insurance proceeds and proceeds of proceeds) of such property in any form (hereinafter collectively referred to as the “Assigned Property”):

(a)           All of Debtor’s right, title and interest in and to the Time Charter, and all supporting obligations related thereto;

(b)           All of Debtor’s right, title and interest in and to all accounts and payment intangibles now or hereafter due under the Time Charter, including, without limitation, all charter hire, earnings, freights, subfreights, demurrage, salvage or requisition awards and recoveries, recoveries in general average, and other claims for money, distributions, indemnities, losses or damages (including liquidated damages), arising out of or related to the Time Charter, to the present or future use, operation or management of the Vessel pursuant to the Time Charter, or to any breach thereof;

(c)           All of Debtor’s right, title and interest in and to all other general intangibles now or hereafter arising under the Time Charter, or out of the present or future use, operation or management of the Vessel pursuant to the Time Charter; and

(d)           Debtor’s interest in all insurance policies relating to the Vessel provided under or in connection with the Time Charter, and Debtor’s interest in all proceeds thereof and payments thereunder.

2.           Representation and Warranties of Debtor.

Debtor represents warrants that: (a) the Time Charter is genuine and enforceable in accordance with its terms against the Time Charterer and any other obligors thereunder (subject to any applicable bankruptcy, insolvency or similar laws); (b) the Time Charter and all charter hire and other accounts and general intangibles arising thereunder are free and clear of all security interests, liens or other encumbrances except those in favor of Secured Party; (c) as of the date hereof, neither the Time Charterer nor any other obligor with respect to any Assigned Property (each such obligor under the Assigned Property, including the Time Charterer, hereinafter, sometimes, the “Account Debtor”) has any defense, set-off, claim or counterclaim which can be asserted against Debtor or the Vessel, whether in any proceeding to enforce the Assigned Property or otherwise; (d) Debtor is authorized to enter into this Agreement and was authorized to enter into the Time Charter; (e) Debtor is engaged in business operations which are carried on at the address specified above, and Debtor’s records concerning the Assigned Property are kept at the address specified above; (f)  the Time Charter, in the form submitted to Secured Party and attached hereto as Exhibit “A”, represents the entire agreement of Debtor and the Time Charterer with respect to its subject matter, has not been amended, modified, or supplemented, and remains in full force and effect; (g) no event has occurred which is a default or an event of default, or with the passing of time or the giving of notice or both would be a default or an event of default, under the Time Charter; (h) the Time Charterer has not notified Debtor of its intent to terminate the Time Charter; and (i) as of the date hereof, Debtor does not anticipate the termination of the Time Charter prior to the stated expiration date of that agreement in the foreseeable future for any reason.

3.           Covenants of Debtor.

Debtor agrees that it: (a) will defend the Assigned Property against the claims and demands of all other parties, including, without limitation, defenses, set-offs, claims and counterclaims asserted by the Time Charterer or any other Account Debtor against Debtor, the Vessel or Secured Party; (b) will keep the Assigned Property free of all security interests or other liens, mortgages or encumbrances, except those in favor of Secured Party, and will not sell, transfer, assign, pledge, grant a security interest in or otherwise dispose of any Assigned Property or any interest therein, without the prior written consent of Secured Party (and Debtor will, at Secured Party’s request, mark all or any Assigned Property and/or records related thereto to indicate the interests of Secured Party); (c) will notify Secured Party promptly in writing of any change in the address specified above at which records concerning the Assigned Property are kept; (d) will notify Secured Party immediately of any default by Time Charterer or any other Account Debtor in payment or other performance of its obligations with respect to any Assigned Property; (e) without Secured Party’s prior written consent, will not make or agree to make any alteration, modification, termination, cancellation of, or substitution for, or credits, discounts, adjustments, offsets or allowances on, the Time Charter or any other Assigned Property; and (f) in connection herewith, will execute and deliver to Secured Party such assignments, notices and other documents, pay all costs of title searches and filing financing statements, assignments and other documents in all public offices requested by Secured Party, and do such other things as Secured Party may reasonably request.

4.           Notification and Payments.

Debtor agrees to provide notice to the Time Charterer of the collateral assignment of the Time Charter and of Debtor’s rights thereunder by Debtor to Secured Party in the form attached hereto as Exhibit “B” and to obtain: (a) the agreement of the Time Charterer that, after receiving notice from Secured Party that an Event of Default has occurred and is continuing, it will pay over to Secured Party, when and as directed by Secured Party, all sums due and subsequently to become due from the Time Charterer under the terms of the Time Charter in good and indefeasible funds without defense or offset; (b) the acknowledgment of the Time Charterer that all of its right, title and interest in and to the Vessel arising under or in connection with the Time Charter is subject and subordinate to the rights of Secured Party under the Bareboat Charter; and (c) the agreement of the Time Charterer to forebear from the enforcement of any lien against the Vessel arising in favor of the Time Charterer pursuant to the Time Charter or by operation of law so long as the Bareboat Charter remains in effect and any Secured Obligations remain outstanding; provided that the foregoing is without prejudice to any rights which the Time Charterer may have under the Time Charter including but not limited to the right to make deductions from the payment of charter hire to the extent of claims which the Time Charterer may have against Debtor or the Vessel to the extent permitted pursuant to the terms of the Time Charter.  Debtor acknowledges and agrees that, following the occurrence and during the continuance of an Event of Default, Secured Party may direct the Time Charterer or any other Account Debtors to make all payments on or in respect to the Assigned Property to Secured Party.  All payments on, and other proceeds from Assigned Property (including cash proceeds, insurance proceeds and proceeds of proceeds) received by Secured Party directly or from Debtor shall be applied against the Secured Obligations in such order as may be provided in the Charter Documents.

5.           Default.

(a)           Any of the following events shall constitute an event of default hereunder (herein referred to as an “Event of Default”): (i) the occurrence of an “Event of Default” as that term is defined in the Bareboat Charter or any of the other Charter Documents related thereto; (ii) should any representation or warranty made or deemed made by Debtor in this Agreement or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement be false, misleading, or erroneous in any material respect when made or deemed to have been made; and (iii) should Debtor default in the performance of any obligation, covenant, term or condition of this Agreement.

(b)           Upon the occurrence and during the continuance of any Event of Default, Secured Party shall have and may exercise all rights and remedies which may be available to it hereunder, under any of the Charter Documents or otherwise under applicable law, including all rights and remedies of a “secured party” under the Uniform Commercial Code as in force in any applicable jurisdiction (the “Uniform Commercial Code”).

(c)           Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least fifteen (15) days prior to such action, to Debtor at Debtor’s address specified above or to any other address to which notices hereunder shall be given to Debtor under the Charter Documents, and to Time Charterer at the notice address provided in the Time Charter.

(d)           Debtor agrees to pay, on demand, all costs and expenses incurred by Secured Party in enforcing this Agreement, in realizing upon any Assigned Property and in enforcing and collecting any indebtedness, including, without limitation, if Secured Party retains counsel for any such purpose, reasonable Attorneys’ Fees.  Any amounts not paid when due shall bear interest at the Default Rate.

(e)           Upon the occurrence and during the continuance of an Event of Default, Secured Party may demand, collect and sue on the Assigned Property (in either Debtor’s or Secured Party’s name at the latter’s option) with the right to enforce, compromise, settle or discharge the Assigned Property, and may indorse Debtor’s name on any and all checks, commercial paper and any other instruments pertaining to the Assigned Property.

6.           Miscellaneous.

(a)           In order to perfect, reperfect or to prevent a lapsing of perfecting of any security interest, Debtor hereby authorizes Secured Party, at Debtor’s expense, to file this Agreement and/or such financing statement or statements or other instruments, documents or affidavits, or copies thereof, relating to the Assigned Property, without Debtor’s signature thereon as Secured Party at its option may deem appropriate, and appoints Secured Party as Debtor’s attorney-in-fact to execute any such copy of this Agreement and/or any such financing statement or statements or other instruments, documents or affidavits in Debtor’s name and to perform all other acts which Secured Party deems appropriate.

(b)           Debtor does hereby irrevocably constitute and appoint Secured Party its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all money, claims, distributions, proceeds, accounts, general intangibles (including payment intangibles) and other sums which are assigned under this Agreement with full power to settle, adjust or compromise any claim thereunder as fully as the Debtor could itself do, and to endorse the name of the Debtor on all commercial paper given in payment or in part payment thereof, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Debtor, or otherwise, which Secured Party may deem necessary or appropriate to collect any and all sums which may be or become due or payable under the Time Charter or any other Assigned Property, or which may be necessary or appropriate to protect and preserve the right, title and interest of Secured Party in and to the Assigned Property.

(c)           Upon Debtor’s failure to perform any of its duties under the Time Charter or with respect to any Assigned Property, and if an Event of Default shall have occurred and be continuing, Secured Party may, but shall not be obligated to, perform any or all such duties either directly or through any agents or other representatives appointed by Secured Party.  The amount of Secured Party’s expense in connection with any such performance shall be an additional obligation of Debtor under the Charter Documents, and Debtor shall pay such amount to Secured Party, together with interest at the Default Rate, forthwith upon written demand by Secured Party.

(d)           No delay or omission by Secured Party in exercising any right or remedy hereunder or under the Bareboat Charter or any other Charter Documents, or with respect to the Time Charter or other Assigned Property, shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise of any other right or remedy.  Secured Party may remedy any default by Debtor hereunder or with respect to the Secured Obligations in any reasonable manner without waiving the default by Debtor.  All rights and remedies of Secured Party hereunder are cumulative.

(e)           Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any instrument constituting Assigned Property whether or not in Secured Party’s possession.  Secured Party shall not be responsible to Debtor for any loss or damage which may result from Secured Party’s failure to enforce any Assigned Property or to collect any monies due or to become due thereunder, or other proceeds (including cash proceeds, insurance proceeds and proceeds of proceeds) constituting Assigned Property hereunder except in the case of Secured Party’s gross negligence or willful misconduct.  Debtor waives protest of any instrument constituting Assigned Property at any time held by Secured Party on which Debtor is in any way liable.  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Debtor shall remain liable to perform the Time Charter and all other contracts with respect to the Vessel, and the Secured Party shall have no obligation or liabilities under such contracts to the Time Charterer or to any other Person whatsoever, nor shall the Secured Party be required or obligated in any manner to perform any obligations of the Debtor under or pursuant to such contracts, or to take any action with respect thereto, whether such action be authorized by the terms of this Agreement or otherwise.

(f)           The rights and benefits of Secured Party hereunder shall inure to any successor or assignee of Secured Party.  This Agreement may not be assigned by Debtor without the prior written consent of Secured Party.

(g)           The terms “Secured Party” and “Debtor” as used herein shall include the successors and permitted assigns of those parties.

(h)           Notices hereunder shall be given in the same manner, and when given shall have the same effect, as provided in the Bareboat Charter.

(i)           No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement signed by the party to be bound.

(j)           All capitalized terms used herein without definition, but defined in the Bareboat Charter, shall have meanings given to such terms in that agreement.

{N2493079.1}

(k)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

[Signature Page Follows]

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

Debtor:
WATERMAN STEAMSHIP CORPORATION

By:           /s/ D. B. Drake
Name:                      D. B. Drake
Title:            Vice President and Treasurer

Accepted by and agreed to:

Secured Party:
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Trustee of the The Green Bay Vessel Trust

By:           /s/ Jon Croasmun
Name:                      Jon Croasmun
Title:           Vice President

Date: February 22, 2012